REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM




Shareholders and Board of Trustees
The FBR Funds
Bethesda, Maryland


In planning and performing our audits of the
financial statements of FBR Large Cap Financial
Fund, FBR Small Cap Financial Fund, FBR Small
Cap Fund, FBR Large Cap Technology Fund, FBR
Small Cap Technology Fund, FBR Gas Utility
Index Fund, FBR Fund for Government Investors,
FBR Maryland Tax-Free Portfolio and FBR
Virginia Tax-Free Portfolio, each a series of
shares of The FBR Funds, for the year ended
October 31, 2005, in accordance with the
standards of the Public Company Accounting
Oversight Board (United States), we considered
their internal control over financial
reporting, including control activities for
safeguarding securities, as a basis for
designing our auditing procedures for the
purpose of expressing our opinion on the
financial statements and to comply with the
requirements of Form N-SAR, but not for the
purpose of expressing an opinion on the
effectiveness of the Funds? internal control
over financial reporting.   Accordingly, we
express no such opinion.

The management of the Funds is responsible for
establishing and maintaining effective internal
control over financial reporting.   In
fulfilling this responsibility, estimates and
judgments by management are required to assess
the expected benefits and related costs of
controls.   A company?s internal control over
financial reporting is a process designed to
provide reasonable assurance regarding the
reliability of financial reporting and the
preparation of financial statements for
external purposes in accordance with generally
accepted accounting principles.   Such internal
control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company?s assets that could have a material effect on the financial statements.

Because of inherent limitations, internal
control over financial reporting may not
prevent or detect misstatements.   Also,
projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or
operation of a control does not allow
management or employees, in the normal course
of performing their assigned functions, to
prevent or detect misstatements on a timely
basis.   A significant deficiency is a control
deficiency, or combination of control
deficiencies, that adversely affects the
company?s ability to initiate, authorize,
record, process or report financial data
reliably in accordance with generally accepted
accounting principles such that there is more
than a remote likelihood that a misstatement of
the company?s annual or interim financial
statements that is more than inconsequential
will not be prevented or detected.   A material
weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.







Our consideration of the Funds? internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board
(United States).  However, we noted no
deficiencies in the Funds? internal control over financial reporting and its operation, including controls for safeguarding securities, which we consider to be material weaknesses, as defined above, as of October 31, 2005.

This report is intended solely for the
information and use of management, Shareholders and Board of Trustees of The FBR Funds and the Securities and Exchange Commission, and is not intended to be and should not be used by anyone other than these specified parties.





		TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
December 2, 2005